Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2017, relating to the financial statements and financial highlights which appears in the December 31, 2016 Annual Report to Shareholders of certain Russell Investment Funds (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, Washington

April 26, 2017

Appendix I

Fund name

U.S. Strategic Equity Fund (formerly Multi-Style Equity Fund)

U.S. Small Cap Equity Fund (formerly Aggressive Equity Fund)

Global Real Estate Securities Fund

International Developed Markets Fund (formerly Non-U.S. Fund)

Strategic Bond Fund (formerly Core Bond Fund)

Moderate Strategy Fund

Balanced Strategy Fund

Growth Strategy Fund

Equity Growth Strategy Fund